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                                                                  EXHIBIT (10)-1
                             SETTLEMENT AGREEMENT


     THIS SETTLEMENT AGREEMENT (the "Agreement") is made the 13/th/ day of April, 1999, by and among COWRIE HOLDINGS, LTD. ("Cowrie"), STRATA EQUITIES LIMITED ("Strata"), SPARTA CAPITAL LTD. ("Sparta"), BAYTREE CAPITAL ASSOCIATES LLP ("Baytree Capital"), BAYTREE ASSOCIATES, INC. ("Baytree Associates"), and MICHAEL GARDNER ("Gardner"), (collectively, the "Baytree and Offshore Parties"), and HARRY SHUSTER ("Harry"), BRIAN SHUSTER ("Brian"), STANLEY SHUSTER ("Stanley"), and GRAND HAVANA ENTERPRISES, INC. ("Grand Havana") (collectively, the "Shuster Parties"). (The Baytree and Offshore Parties and the Shuster Parties are collectively referred to herein as the "Parties").

     WHEREAS, on or about February 16, 1998, Cowrie purchased by private placement 1,200,000 shares of Grand Havana common stock and a warrant to purchase 1,200,000 additional shares of Grand Havana common stock at an exercise price of $0.30 per share (the "Grand Havana Warrant"), which warrant contained an anti-dilution provision so that neither the exercise price of the warrant nor the number of shares of common stock that the warrant entitled the holder to purchase would be affected by any reverse split with respect to Grand Havana's common stock.

     WHEREAS, in total the Baytree Offshore Parties, including Cowrie, owned 2,787,168 shares of Grand Havana common stock, and now own 2,514,368 shares of Grand Havana common stock.

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     WHEREAS, certain disputes have arisen between the Parties in connection with the management of Grand Havana, from which the Baytree and Offshore Parties have alleged certain improprieties and breaches of fiduciary duty against the Shuster Parties. The Shuster Parties have denied any impropriety or breach of fiduciary duty. In this regard, Cowrie has commenced an action against Harry, Harvey Bibicoff, Stanley, and Grand Havana, in Delaware Chancery Court for a declaratory judgment, injunctive relief, and, in the alternative, for damages for breach of fiduciary duty and breach of contract alleging Grand Havana's failure to effect a reverse stock split declared and authorized by the Board of Directors of Grand Havana and allegedly consented to by the holders of not less than 51% of the Company's common stock (the "Delaware Action").

     WHEREAS, without any admission of liability, the Parties are desirous of settling their disputes, of settling and dismissing the Delaware Action, as against each other with prejudice, and of releasing any and all claims which they possess each against the other.

     WHEREAS, as a condition of such settlement, and upon the terms and conditions hereinafter provided, Cowrie is willing to dismiss with prejudice the Delaware Action as against Harry, Harvey Bibicoff, Stanley, and Grand Havana.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties agree as follows:

     1.  The Stock Transfer
         ------------------

         The Baytree and Offshore Parties agree to convey, transfer and assign the

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2,514,368 shares of Grand Havana common stock (the "Grand Havana Shares")
currently held by the Baytree and Offshore Parties and the Grand Havana Warrant currently held by Cowrie to the Shuster Parties and/or their designees.

          Grand Havana hereby grants to the Baytree and Offshore Parties and/or their designees a Ten Thousand Dollar ($10,000.00) allowance which may be used to purchase food, beverages and/or merchandise in the normal course of business at the Grand Havana Room in New York City; provided, however, said allowance shall expire on October 13, 1999 and may not be used for private parties.

     2.   Representations.
          ----------------

          (a) The Baytree and Offshore Parties represent and warrant that they are the record and beneficial owners of the Grand Havana Shares and the Grand Havana Warrant free and clear of all liens, claims, and encumbrances.

          (b) The Baytree and Offshore Parties represent that they currently hold only a total of 2,514,368 shares of Grand Havana common stock along with the Grand Havana Warrant.

     3.   Releases.
          ---------

          (a) The Baytree and Offshore Parties and their officers, directors, shareholders, successors, and assigns, release and forever discharge the Shuster Parties and their officers, directors, shareholders, successors, and assigns from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties,

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covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, known and unknown, admiralty or equity ("Claims"), which the Baytree and Offshore Parties or their officers, directors, shareholders, successors, and assigns, ever had, now have or hereafter can, shall or may, have against the Shuster Parties and their officers, directors and shareholders, for, upon, or by reason of any or all of the Baytree and Offshore Parties' investments in Grand Havana as well as the disputes described in this Agreement from the beginning of the world to the day of the date of this Agreement; and

          (b) Upon receipt of the Grand Havana Stock and Warrant, the Shuster Parties and their officers, directors, shareholders, successors, and assigns, release and forever discharge the Baytree and Offshore Parties and their officers, directors, shareholders, successors, and assigns from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, known and unknown, in law, admiralty or equity ("Claims"), which the Shuster Parties, or their officers, directors, shareholders, successors, and assigns, ever had, now have or hereafter can, shall or may, have against the Baytree and Offshore Parties, for, upon, or by reason of any or all of the Baytree and Offshore Parties' investments in Grand Havana as well as the disputes described in this Agreement from the beginning of the world to the day of the date of this Agreement.

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          (c) The Parties acknowledge that each may hereafter discover facts different from or in addition to those known or believed to be true with respect to the Claims and agree that this Agreement shall be and remain effective in all respects notwithstanding any such differences or additional facts.

          (d) The Parties warrant that no assignment of the Claims has been made and they agree to indemnify and hold the others harmless against any assignment of the Claims.

     3.   Dismissal of Delaware Action.  Within five (5) business days after
          -----------------------------
the execution of this Agreement, Cowrie will execute, deliver, and promptly thereafter will file, a notice of dismissal of the Delaware Action, with prejudice and without costs as to either party.

     4.   General Representations and Warranties. Each of the Parties represents
          ---------------------------------------
and warrants to the other Party that no provision of its certificate of incorporation or by-laws, in the case of corporate parties, or of any agreement, instrument or understanding to which it is a party or by which it is bound, has been or will be violated by the execution by it of this Agreement or the performance or satisfaction of any agreement or condition herein contained upon its part to be performed or satisfied, and all requisite corporate and other authorizations for such execution, delivery, performance and satisfaction have been duly obtained. This Agreement will upon execution and delivery be a valid and binding obligation of such party, enforceable in accordance with its terms.

     5.   Notices.  All notices, requests, demands, and other communications
          --------
hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if (a) delivered by hand delivery, (b) mailed, postage pre-paid, certified mail, return receipt

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requested, (c) delivered by overnight courier, or (d) delivered by telecopy, as follows:

COWRIE HOLDINGS, LTD.
STRATA EQUITIES LIMITED
SPARTA CAPITAL LTD.
BAYTREE ASSOCIATES, INC.
BAYTREE CAPITAL ASSOCIATES LLC
MICHAEL GARDNER
c/o Camhy Karlinsky & Stein LLP
1740 Broadway, 16/th/ Floor
New York, New York 10016
(212) 977-6600
(212) 977-8389 (fax)

HARRY SHUSTER
BRIAN SHUSTER
STANLEY SHUSTER
GRAND HAVANA ENTERPRISES, INC.
c/o Law Offices of Richman, Lawrence, Mann, Chizever & Phillips
9601 Wilshire Boulevard, Penthouse
Beverly Hills, California 90210-5270
(310) 274-8300
(310) 274-2831 (fax)

and/or to such other person(s) and address(es) as either Party shall have specified in writing to the other.

     6.  Survival.  The representations, warranties, covenants and agreements of
         ---------
the Parties contained in this Agreement or otherwise made in writing by any of them or on their behalf pursuant hereto or otherwise made in connection with the transactions contemplated hereby shall survive the signing hereof and the transactions which take place in conjunction therewith and shall not be affected by any investigation by either of the Parties hereto or by any knowledge obtained as a result thereof or otherwise obtained.

     7.  Waivers.  Any waiver of any terms or conditions or of the breach of any
         --------

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covenant, representation or warranty of this Agreement, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such terms, conditions, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such Party's right at a later time to enforce or require performance of such provision or of any other provision hereof; provided, however, that no such written waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the Party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

     8.  Amendments and Modifications.  This Agreement contains the entire
         -----------------------------
agreement of the Parties with respect to the subject matter hereof and may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the Party against whom

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enforcement of such amendment, waiver, change, modification, consent or discharge is sought.

     9.  Further Actions.  At any time and from time to time, each party agrees,
         ----------------
without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement, including, but not limited to, the stock purchase agreements, the warrants, the releases, and the notice of dismissal, and including but not limited to a certificate from a duly-authorized officer of each Party, other than the individual parties, attesting to the due authority and the office held by each signatory to this Agreement.

     10. Assignment; Successors and Assigns.  This Agreement shall not be
         -----------------------------------
assignable by any Party. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors or permitted assigns. Nothing in this Agreement expressed or implied is intended to confer upon any person (other than the Parties) any rights or remedies.

     11. Choice of Law.  This Agreement shall be governed by and construed and
         --------------
enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws.

     12. Choice of Forum.  Any action to enforce, arising out of, or relating
         ----------------
in any way to, any of the provisions of this Agreement shall be brought and prosecuted only in the Supreme Court of the State of New York, County of New York, and the Parties consent to the

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jurisdiction of such court.

     13.  Counterparts.  This Agreement may be executed by facsimile and in two
          -------------
or more counterparts, all of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.  Section and Other Headings.  The headings contained in this Agreement
          ---------------------------
are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     15.  Joint Preparation and Representation by Counsel.  The Parties
          ------------------------------------------------
acknowledge that this Agreement was prepared by them jointly, and that each party was represented by counsel in connection therewith. No presumption shall arise from this Agreement against the drafter of any particular provision hereof.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first stated above.

                                    COWRIE HOLDINGS, LTD.


                                    By:          /s/ E. Mory
                                       -----------------------------------


                                    STRATA EQUITIES LIMITED


                                    By:          /s/ E. Mory
                                        ----------------------------------


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                                SPARTA CAPITAL LTD.


                                By:          /s/ E. Mory
                                   -----------------------------------


                                BAYTREE ASSOCIATES, INC.


                                By:        /s/ Michael Gardner
                                    ----------------------------------


                                BAYTREE CAPITAL ASSOCIATES LLC


                                By:        /s/ Michael Gardner
                                    ----------------------------------



                                          /s/ Michael Gardner
                                --------------------------------------
                                MICHAEL GARDNER


                                         /s/ Harry Shuster
                                --------------------------------------
                                HARRY SHUSTER


                                        /s/ Brian Shuster
                                --------------------------------------
                                BRIAN SHUSTER


                                       /s/ Stanley Shuster
                                --------------------------------------
                                STANLEY SHUSTER


                                GRAND HAVANA ENTERPRISES, INC.


                                By:      /s/ Harry Shuster
                                   -----------------------------------

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